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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): DECEMBER 13, 1999

                               DRYPERS CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                   0-23422                 76-0344044
  (State of Incorporation)    (Commission File No.)       (IRS Employer
                                                        Identification No.)

  5300 MEMORIAL, SUITE 900
      HOUSTON, TEXAS                                           77007
(Address of principal executive offices)                     (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 869-8693


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ITEM 5. OTHER EVENTS

            On December 13, 1999, Drypers Corporation announced that it had replaced its $50.0 million revolving credit facility with $77.0 million in financing facilities. Fleet Capital Corporation and an affiliate are providing a $30 million revolving credit facility along with $20 million in various equipment term loans and lease financing. The balance of $27 million, provided by an affiliate of Davidson Kempner Partners in association with Ableco Finance, LLC, is in the form of a three-year term loan.

            A copy of the Company's press release dated December 13, 1999, which describes the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Additionally, the credit facility agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS.

      The following documents are filed as exhibits to this report in accordance with Item 601 of Regulation S-K.

      10.1 Amended and Restated Credit Agreement dated December 13, 1999, by and among Drypers Corporation, Fleet Capital Corporation, as Agent, and the lenders party thereto.
      10.2 Term Loan Agreement dated December 13, 1999, by and among Drypers Corporation, Davidson Kempner Service Company, LLC, as Agent, and the lenders party thereto.
      99.1  Press release of Drypers Corporation dated December 13, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DRYPERS CORPORATION

Dated: JANUARY 13, 2000                   By: /s/ WALTER V. KLEMP
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                                                  Walter V. Klemp
                                                  Chairman of the Board and
                                                  Chief Executive Officer